Exhibit 99.1

RumbleOn Reports First Quarter 2023 Financial Results

Announces 17,336 Q1 Total Unit Sales
$10-$15 Million Additional SG&A Expense Reduction Plan
Q1 GPU $5,349
Reiterates 2023 Full Year Outlook

IRVING, Texas – May 10, 2023 – RumbleOn, Inc. (NASDAQ: RMBL) (the “Company” or “RumbleOn”), the nation's first technology-based powersports platform, today announced operational and financial results for the three months ended March 31, 2023. RumbleOn management is hosting an earnings call to discuss the Company’s results today, May 10, 2023, at 7:30 am CT (8:30 am ET).

First Quarter 2023 Financial and Operational Highlights
•Total Unit Sales of 17,336, primarily comprised of 10,436 New Units and 6,900 Used Units, resulting in New:Used ratio of 1.5x, similar to prior quarter
•Total Company Revenue of $346.3 million
•Total Company Gross Profit of $91.0 million; Total Company Gross Profit Margin of 26.3% increased 110 bps sequentially
•Net Loss of $(16.9) million with Diluted Loss per Share of $(1.04)
•Adjusted Net Income of $0.8 million with Adjusted Diluted Earnings per Share of $0.05
•Adjusted EBITDA of $10.7 million, impacted by gross margin compression and a lag in the impact of SG&A reductions
Management Commentary
Marshall Chesrown, RumbleOn's Chairman and Chief Executive Officer commented, “In the first quarter, we experienced normal seasonality, delivering revenue and unit sales in line with our expectations. We achieved this in the face of unprecedented industry-wide new vehicle inventory rebalancing over the course of the Q4 and Q1 of this year, not to mention significant atypical seasonal weather disruptions. These factors have not altered our Five Pillar plan to profitably grow our Company. They have slowed us down a bit, but we proactively managed through these difficult headwinds and are back on plan in March and April.”
“In 2023, we will continue to implement the Five Pillars of our strategy: self-funding, reduction and refinancing of debt, technology, continuing to improve the customer experience, and increasing market share through organic growth and M&A. We are intently focused on striking the right balance between prudent investment in our business and expense control, given the current economic environment. We will see the effects of these SG&A reductions flow through the remainder of the year and are confident in the outlook we previously provided,” concluded Chesrown.

First Quarter 2023 — Summary Financial Results
Reconciliation of GAAP to non-GAAP financial measures are provided in accompanying financial schedules.

Unless otherwise noted, all comparisons in the narrative are on a sequential basis for the three months ended March 31, 2023, as compared to the three months ended December 31, 2022.

	(Unaudited)
$ in millions except per share amounts	Three Months Ended			Change
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Sequential	Year-over-Year
Total Unit Sales (#)	17,336	18,419	19,380	(5.9)%	(11)%

Total Revenue	$346.3	$369.5	$445.2	(6.3)%	(22)%
Gross Profit	$91.0	$93.1	$105.2	(2.3)%	(13)%
Gross Profit Margin	26.3%	25.2%	23.6%	110 bps	270 bps

Net Income (Loss)	$(16.9)	$(287.7)	$9.1	(94.1)%	nm
Diluted Earnings (Loss) per Share	$(1.04)	$(17.80)	$0.58	(94.2)%	nm

Adjusted EBITDA	$10.7	$18.7	$31.4	(42.5)%	(66)%
Adjusted Net Income (Loss)	$0.8	$(11.0)	$14.7	107.3%	(95)%
Adjusted Diluted Earnings (Loss) per Share	$0.05	$(0.68)	$0.94	107.4%	95%

nm = not meaningful

Total Unit Sales of 17,336 units declined (5.9)%, driven by typical seasonality in the powersports business.

Total Revenue of $346.3 million declined (6.3)%. Powersports Segment revenue was essentially flat.

Total Gross Profit of $91.0 million declined (2.3)% and Gross Profit Margin was 26.3%, up from 25.2%. Sequential increase in gross profit margin was in line with our prior expectations.

Operating Expenses were $91.8 million, or 26.5% of revenue, compared to $98.1 million, or 26.6% of revenue. Total stock-based compensation was $2.9 million up from $2.1 million in the prior quarter.

Net Loss was $(16.9) million, or (4.9)% of revenue, compared to $(287.7) million, or (77.9)% of revenue. Loss per diluted share was $(1.04) compared to $(17.80).

Adjusted Net Income (Loss) was $0.8 million, or 0.2% of revenue, compared to $(11.0) million or (3.0)% of revenue. Adjusted net income (loss) per diluted share was $0.05 compared to $(0.68).

Adjusted EBITDA was $10.7 million, compared to $18.7 million. The sequential decrease in adjusted EBITDA of (42.5)% was driven by modest gross margin compression in the Powersports Segment, and lower gross profit contribution from the Automotive Segment.
Cash and Restricted Cash as of March 31, 2023 was approximately $61.8 million, and total debt was $376.8 million. Availability under our short-term revolving floorplan credit facilities totaled approximately $159.1 million.
Total Available Liquidity, defined as unrestricted cash plus availability under floorplan credit facilities for inventory on hand at March 31, 2023, totaled approximately $97.4 million.
Cash Flow provided by Operating Activities was $8.9 million for the three months ended March 31, 2023, which was positively impacted by $13.4 million of trade floorplan borrowings used for inventory purchases.

Weighted Average Basic and Diluted Shares of Class A and Class B common stock outstanding were 16,224,122 for the three months ended March 31, 2023. As of March 31, 2023, RumbleOn had 16,295,735 total shares of Class B common stock, and 50,000 shares of Class A common stock outstanding.

Full Year 2023 — Financial Outlook
RumbleOn is reaffirming its outlook for the full year 2023 as follows:
•Total Powersports and Transportation Revenue of $1.4 billion to $1.6 billion, compared to Powersports and Transportation Revenue of $1.46 billion in 2022.
•Powersports GPU of approximately $5,700 compared to $6,159 in 2022.
•Adjusted EBITDA of $95 million to $105 million.

First Quarter 2023 — Segment Results
Unless otherwise noted, all comparisons are on a sequential basis for the three months ended March 31, 2023, as compared to the three months ended December 31, 2022.

Powersports Segment

	(Unaudited)
$ in millions except per unit	Three Months Ended			Change
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Sequential	Year-over-Year
Unit Sales (#)
New	10,436	10,633	9,677	(1.9)%	8%
Used	6,785	6,917	7,080	(1.9)%	(4)%
Total Powersports Unit Sales	17,221	17,550	16,757	(1.9)%	3%

Revenue
New	$156.4	$149.8	$152.6	4.4%	2%
Used	$76.9	$77.8	$87.3	(1.2)%	(12)%
Finance & Insurance, net	$27.2	$27.6	$27.5	(1.4)%	(1)%
Parts, Services, and Accessories	$59.1	$65.3	$54.7	(9.5)%	8%
Total Powersports Revenue	$319.6	$320.5	$322.1	(0.3)%	(1)%

Gross Profit
New	$23.7	$25.3	$31.2	(6.3)%	(24)%
Used	$8.5	$10.4	$15.2	(18.3)%	(44)%
Finance & Insurance, net	$27.2	$27.6	$27.5	(1.4)%	(1)%
Parts, Services, and Accessories	$27.3	$26.4	$25.3	3.4%	8%
Total Powersports Gross Profit	$86.7	$89.7	$99.2	(3.3)%	(13)%
Powersports GPU[1]	$5,349	$5,420	$6,284	(1.3)%	(15)%
1 Calculated as total powersports gross profit divided by new and used retail powersports units sold.

Used Powersports Units, which includes used retail and wholesale Powersports Units, declined (1.9)% sequentially. Sequential declines are primarily the result of our decision to slow down used vehicle acquisitions while new inventory normalized.
Used Powersports Revenue declined (1.2)% sequentially due to intentional slowing of used inventory acquisition and anticipated seasonality.
Used Powersports Gross Profit declined (18.3)% sequentially due primarily to modest mix shift towards wholesale in the quarter, as well as input cost inflation.
New Powersports Revenue increased 4.4% sequentially, despite a (1.9)% reduction in unit sales, driven by increased supply of new inventory and favorable price mix in consumer demand.
New Powersports Gross Profit declined (6.3)% sequentially due primarily to higher inventory acquisition costs.
Powersports GPU was $5,349, a decrease of (1.3)% sequentially.1

Vehicle Logistics Segment

	(Unaudited)
$ in millions	Three Months Ended			Change
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Sequential	Year-over-Year
Vehicles Transported (#)	23,775	18,390	21,831	29.3%	8.9%
Vehicle Logistics Revenue	$15.0	$11.5	$13.6	30.4%	10.3%
Vehicle Logistics Gross Profit	$3.7	$2.9	$2.6	27.6%	42.3%

Revenue from the Vehicle Logistics Segment increased 30.4% sequentially, driven by an increase in the number of vehicles transported and slight increase in revenue per vehicle transported to $631.0 in the first quarter.

Gross profit for this segment was up sequentially, driven by a 29.3% increase in the number of vehicles transported.

Automotive Segment

	(Unaudited)
$ in millions	Three Months Ended			Change
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Sequential	Year-over-Year
Automotive Unit Sales (#)	115	869	2,623	(86.8)%	(95.6)%
Automotive Revenue	$11.9	$37.8	$110.7	(68.5)%	(89.3)%
Automotive Gross Profit	$0.7	$0.7	$3.4	—%	(79.4)%

Revenue from the Automotive Segment declined (86.8)% sequentially, primarily driven by the Company's strategic decision to purchase and sell fewer automotive units, as this business continues to wind down.

Gross Profit was down due to a decrease in unit sales and high wholesale costs.

Conference Call Details
RumbleOn's management will host a conference call to discuss its operational and financial results on May 10, 2023 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). A live and archived webcast can be accessed from RumbleOn's Investor Relations website. To access the conference call telephonically, callers may dial 1-877-407-9716 (or 1-201-493-6779 for callers outside of the United States) and enter conference ID 13737567.

About RumbleOn
RumbleOn is the nation’s first technology-based powersports platform. Headquartered in the Dallas Metroplex, RumbleOn provides the only technology-led platform in powersports with a broad footprint of physical locations, full-line manufacturer representation and high-quality used inventory to transform the entire customer experience. Our goal is to integrate the best of both the physical and digital, and make the transition between the two seamless. To learn more please visit us online at https://www.rumbleon.com/.

Cautionary Note on Forward-Looking Statements
This press release may contain "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), and Adjusted net income (loss) margin are non-GAAP financial measures and should not be considered as alternatives to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Adjusted EBITDA is defined as net income (loss) adjusted to add back interest expense, depreciation and amortization, changes in derivative liability, non-cash stock-based compensation costs, transaction costs, litigation expenses, and other non-recurring costs, as these recoveries, charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

Adjusted net income (loss) is defined as net income (loss) adjusted to add back transaction costs, purchase accounting adjustments and other non-recurring costs which include items not indicative of our ongoing operating performance.

With respect to our 2023 adjusted EBITDA target, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the complexity of the reconciling items that we exclude from this non-GAAP measure.

Investor Relations Contact:
Will Newell
investors@rumbleon.com

RumbleOn, Inc.
Condensed Consolidated Balance Sheets
 (Unaudited)
(Dollars in thousands; except per share amounts)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$51,784	$48,579
Restricted cash	10,000	10,000
Accounts receivable, net	34,086	33,758
Inventory	333,151	331,721
Prepaid expense and other current assets	38,092	7,424
Total current assets	467,113	431,482
Property and equipment, net	76,727	76,078
Right-of-use assets	163,556	161,822
Goodwill	24,003	21,142
Intangible assets, net	244,900	247,413
Deferred tax assets	59,814	58,115
Other assets	1,765	31,158
Total assets	$1,037,878	$1,027,210
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$85,535	$82,618
Vehicle floor plan note payable	245,008	225,431
Current portion of long-term debt and line of credit	21,036	3,645
Total current liabilities	351,579	311,694
Long-term liabilities:
Senior secured note	322,727	317,494
Convertible debt, net	32,626	31,890
Line of credit and notes payable	430	25,000
Operating lease liabilities	129,518	126,695
Other long-term liabilities	8,974	8,422
Total long-term liabilities	494,275	509,501
Total liabilities	845,854	821,195
Commitments and contingencies (Notes 2, 3, 5, 8, and 10)
Stockholders’ equity:
Class A common stock, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022	0	0
Class B common stock, $0.001 par value, 100,000,000 shares authorized, 16,295,735 and 16,184,264 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	16	16
Additional paid-in capital	588,848	585,937
Accumulated deficit	(392,521)	(375,619)
Class B common stock in treasury, at cost, 123,089 shares as of March 31, 2023 and December 31, 2022	(4,319)	(4,319)
Total stockholders’ equity	192,024	206,015
Total liabilities and stockholders’ equity	$1,037,878	$1,027,210

RumbleOn, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue:
Vehicles sales
Powersports	$233,283	$239,914
Automotive	11,885	110,729
Parts, service and accessories	59,069	54,737
Finance and insurance, net	27,227	27,470
Vehicle logistics	14,840	12,351
Total revenue	346,304	445,201
Cost of revenue:
Powersports	201,040	193,512
Automotive	11,186	107,154
Parts, service and accessories	31,790	29,455
Vehicle logistics	11,253	9,867
Total cost of revenue	255,269	339,988

Gross profit	91,035	105,213

Selling, general and administrative	87,095	78,076
Depreciation and amortization	4,741	4,474

Operating income (loss)	(801)	22,663

Interest expense	(17,746)	(11,181)
Other income	42	—
Change in derivative liability	—	39

Income (loss) before provision for income taxes	(18,505)	11,521

Income tax provision (benefit)	(1,603)	2,380
Net income (loss)	$(16,902)	$9,141

Weighted average number of common shares outstanding - basic	16,224,122	15,693,900
Earnings (loss) per share - basic	$(1.04)	$0.58
Weighted average number of common shares outstanding - fully diluted	16,224,122	15,718,441
Earnings (loss) per share - fully diluted	$(1.04)	$0.58

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(16,902)	$9,141
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,741	4,474
Amortization of debt discount	2,324	1,935
Stock based compensation expense	2,911	1,879
Gain from change in value of derivatives	—	(39)
Deferred taxes	(1,699)	(1,966)
Originations of loan receivables, net of principal payments received	(121)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,220)	(10,565)
Inventory	1,241	(1,279)
Prepaid expenses and other current assets	2,612	658
Other assets	12	(12,276)
Other liabilities	1,736	8,787
Accounts payable and accrued liabilities	2,844	17,304
Floor plan trade note borrowings	13,376	13,221
Net cash provided by operating activities	8,855	31,274
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions, net of cash received	(3,300)	(64,916)
Purchase of property and equipment	(1,881)	(1,319)
Technology development	(502)	(1,752)
Net cash used in investing activities	(5,683)	(67,987)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from new secured debt	—	84,500
Repayment of debt and mortgage notes	(4,043)	(31,597)
Proceeds from issuance of notes	—	6,541
(Decrease) increase in borrowings from non-trade floor plans	4,076	(5,843)
Net cash provided by financing activities	33	53,601
NET CHANGE IN CASH	3,205	16,888
Cash and restricted cash at beginning of period	58,579	51,974
Cash and restricted cash at end of period	$61,784	$68,862

RumbleOn, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,	Dec 31,	March 31,
	2023	2022	2022
Net income (loss)	$(16,902)	$(287,726)	$9,141
Add back:
Interest expense	17,746	16,810	11,181
Depreciation and amortization	4,741	6,156	4,474
Interest income and miscellaneous income	—	287	—
Income tax provision (benefit)	(1,603)	(80,344)	2,380
EBITDA	3,982	(344,817)	27,176
Adjustments:
Change in derivative and warrant liabilities	—	—	(39)
Costs attributable to abandoned fulfillment center project	—	2,141	—
Gain on sale of dealership	—	(3,898)	—
Impairment of goodwill and franchise rights	—	350,315	—
Lease expense associated with favorable related party leases in excess of contractual lease payments	271	1,340	—
Litigation settlement expenses	79	8,381	—
Loss associated with sale of RumbleOn Finance loan receivables	2,029	—	—
Other non-recurring costs	554	3,224	1,697
Restructuring costs	893	—	—
Purchase accounting related	—	(592)	—
Transaction costs - RideNow and Freedom	22	451	716
Stock based compensation	2,911	2,135	1,879
Adjusted EBITDA	$10,741	$18,680	$31,429

For the three months ended March 31, 2023 and 2022 and the three months ended December 31, 2022, adjustments to Adjusted EBITDA are primarily comprised of:
•Change in derivative and warrant liabilities,
•Expenses attributable to a discontinued project in Fort Worth, Texas,
•Gain on the sale of a dealership,
•Charges for impairment of goodwill and franchise rights,
•Lease expense associated with favorable related party leases in excess of contractual lease payments,
•Charges associated with litigation outside of our ongoing operations, including for the settlement of disputes and claims with former minority shareholders of RideNow,
•Loss associated with the fair value of the RumbleOn Finance loan receivables portfolio, which are anticipated to be sold during the second quarter of 2023,

•Other non-recurring costs, which include one-time expenses incurred. For the three months ended March 31, 2023, the balance was comprised of integration costs and professional fees associated with the RideNow and Freedom Transactions, and a death benefit to the estate of the Company's former Chief Financial Officer and director. For the three months ended December 31, 2022 and March 31, 2022, the balances were comprised of integration costs and professional fees associated with the RideNow and Freedom Transactions, technology implementation, legal matters, establishment of the RumbleOn Finance secured loan facility, and a death benefit to the estate of the Company's former Chief Financial Officer and director,
•Personnel restructuring costs, primarily comprised with expenses associated with separation of the Company's former Chief Financial Officer,
•Purchase accounting adjustments, which represent one-time charges related to the Freedom Transaction and RideNow Transaction,
•Transaction costs associated with the RideNow Transaction and Freedom Transaction, which primarily include professional fees and third-party costs, and
•Non-cash stock-based compensation expense as reported in the Condensed Consolidated Statement of Operations.

RumbleOn, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and
Earnings (Loss) per share to Adjusted Earnings (Loss) per share
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,	Dec 31,	March 31,
	2023	2022	2022
Net income (loss)	$(16,902)	$(287,726)	$9,141
Adjustments:
Costs attributable to abandoned fulfillment center project	—	2,141	—
Gain on sale of dealership	—	(3,898)	—
Impairment of goodwill and franchise rights	—	350,315	—
Lease expense associated with favorable related party leases in excess of contractual lease payments	271	—	—
Litigation settlement expenses	79	8,381	—
Loss associated with sale of RumbleOn Finance loan receivables	2,029	—	—
Other non-recurring costs	554	3,972	1,463
Purchase accounting related	2,994	5,404	4,580
Restructuring costs	893	—	—
Transaction costs - RideNow and Freedom	22	451	716
Income tax expense	10,841	(90,052)	(1,154)
Adjusted Net Income (Loss)	$781	$(11,012)	$14,746

Weighted average number of common shares outstanding - basic	16,224,122	16,161,483	15,693,900
Earnings (loss) per share - basic	$(1.04)	$(17.80)	$0.58
Adjusted earnings (loss) per share - basic	$0.05	$(0.68)	$0.94

Weighted average number of common shares outstanding - diluted	16,224,122	16,161,483	15,718,441
Earnings (loss) per share - diluted	$(1.04)	$(17.80)	$0.58
Adjusted earnings (loss) per share - diluted	$0.05	$(0.68)	$0.94
For the three months ended March 31, 2023 and 2022 and the three months ended December 31, 2022, adjustments to Net income (loss) are primarily comprised of:
•Expenses attributable to a discontinued project in Fort Worth, Texas,
•Gain on the sale of a dealership,
•Charges for impairment of goodwill and franchise rights,
•Lease expense associated with favorable related party leases in excess of contractual lease payments,

•Charges associated with litigation outside of our ongoing operations, including for the settlement of disputes and claims with former minority shareholders of RideNow,
•Loss associated with the anticipated sale of the RumbleOn Finance loan receivables portfolio during the second quarter of 2023,
•Other non-recurring costs, which include one-time expenses incurred. For the three months ended March 31, 2023, the balance was comprised of integration costs and professional fees associated with the RideNow and Freedom Transactions, and a death benefit to the estate of the Company's former Chief Financial Officer and director. For the three months ended December 31, 2022 and March 31, 2022, the balances were comprised of integration costs and professional fees associated with the RideNow and Freedom Transactions, technology implementation, legal matters, establishment of the RumbleOn Finance secured loan facility, and a death benefit to the estate of the Company's former Chief Financial Officer and director,
•Purchase accounting adjustments associated with the RideNow Transaction and Freedom Transaction,
•Personnel restructuring costs, primarily comprised with expenses associated with separation of the Company's former Chief Financial Officer,
•Transaction costs associated with the RideNow Transaction and Freedom Transaction, which primarily include professional fees and third-party costs, and
•Income tax expense as reported on the Consolidated Statements of Operations.